                                                                     Exhibit 4.5

                                                                  CONFORMED COPY


                                    AGREEMENT

                            DATED 27TH January, 2000

                                CHF 1,500,000,000

                            REVOLVING CREDIT FACILITY

                                       for

                                    ADECCO SA

                                   arranged by

                      BANK OF AMERICA INTERNATIONAL LIMITED
                                       and
                                SOCIETE GENERALE

                                  as Arrangers

                      BANK OF AMERICA INTERNATIONAL LIMITED

                                    as Agent

                                  ALLEN & OVERY
                                     London
                                   BK:714754.5

                                      INDEX

CLAUSE                                                               PAGE

1.       Interpretation.................................................1
2.       The Facilities................................................15
3.       Purpose.......................................................17
4.       Conditions Precedent..........................................17
5.       Advances......................................................18
6.       Repayment.....................................................19
7.       Prepayment and Cancellation...................................19
8.       Interest......................................................21
9.       Optional Currencies...........................................23
10.      Payments......................................................24
11.      Taxes.........................................................26
12.      Market Disruption.............................................27
13.      Increased Costs...............................................28
14.      Illegality....................................................29
15.      Guarantee.....................................................30
16.      Representations and Warranties................................32
17.      Undertakings..................................................36
18.      Default.......................................................41
19.      The Agent and the Arrangers...................................45
20.      Fees..........................................................51
21.      Expenses......................................................52
22.      Stamp Duties..................................................52
23.      Indemnities...................................................53
24.      Mitigation by the Banks.......................................54
25.      Evidence and Calculations.....................................54
26.      Amendments and Waivers........................................55
27.      Changes to the Parties........................................56
28.      Disclosure of Information.....................................59
29.      Set-off.......................................................59
30.      Pro Rata Sharing..............................................59
31.      Vat...........................................................60
32.      Severability..................................................61
33.      Counterparts..................................................61
34.      Notices.......................................................61
35.      Language......................................................63
36.      Jurisdiction..................................................63
37.      Waiver of Immunity............................................64
38.      Governing Law.................................................64



SCHEDULES

1.       Banks and Commitments.........................................65
2.       Conditions precedent documents................................67
3.       Form of Request...............................................68
4.       Form of Novation Certificate..................................69
5.       Calculation of the Mandatory Cost.............................71
6.       Schedule of Security Interests................................74
7.       Form of Resignation Letter....................................77

SIGNATORIES............................................................78


THIS AGREEMENT is dated 27 January, 2000 between:-



(1) ADECCO SA (the "COMPANY") and FICOMEXA COORDINATION CENTER SA ("FICOMEXA") as borrowers (in this capacity the "BORROWERS");

(2)      ADECCO SA as guarantor (in this capacity, the "GUARANTOR");

(3) BANK OF AMERICA INTERNATIONAL LIMITED and SOCIETE GENERALE as joint arrangers (each an "ARRANGER" and together the "ARRANGERS");

(4)      THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS");

(5) BANK OF AMERICA INTERNATIONAL LIMITED as agent for the Finance Parties (in this capacity the "Agent").

IT IS AGREED as follows:-

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:-

         " ADVANCE"

         means a Tranche A Advance or a Tranche B Advance.

         "AFFILIATE"

         means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         "AGENT'S SPOT RATE OF EXCHANGE"

         means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Swiss Francs at or about 11.00 a.m. on a particular day.

         "APPROVED BANK"

         means a financial institution which qualifies as a bank pursuant to the laws of the jurisdiction of the place of its registered office, provided that it has a genuine banking activity as per explanatory notes no. S-02.128 (10.92) of the Swiss Federal Tax Administration.

         "AVAILABILITY PERIOD"

         means the Tranche A Availability Period and the Tranche B Availability Period.

         "BELGIAN RESERVATIONS"

         means the reservations contained in paragraphs (a) to (k) of the opinion provided pursuant to paragraph 7(b) of Schedule 2 to this Agreement.

         "BORROWERS' AGENT"

         means Adecco SA or such other member of the Group as is nominated by the Company with the previous consent of the Agent.

         "BREAK COSTS"

         means the amount (if any) by which:

         (a) the interest which a Bank should have received for the period from the date of receipt of all or any part of its participation in an Advance to the last day of the current Term in respect of that Advance, had the principal amount received been paid on the last day of that Term;
                  exceeds:

         (b) the amount which that Bank would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in the London or (in the case of euros) Participating Member States' interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Term.

         "BUSINESS DAY"

         means a day (other than a Saturday or a Sunday) on which banks are open for general interbank business in London, Zurich and Brussels and:

         (a) in relation to a payment date for an Optional Currency (other than euros), the principal financial centre of a country of that Optional Currency; and

         (b) in relation to a payment day for euros, a TARGET Day.

         "COMMITMENT"

         means, in relation to a Bank, the aggregate of its Tranche A Commitment and its Tranche B Commitment.

         "CONSOLIDATED INTEREST EXPENSES"

         means, in relation to any period, the aggregate, calculated on a consolidated basis, of all interest, fees, commissions and other costs, expenses or charges (including without limitation, the interest element of any hire payments under Finance Leases) accruing due from members of the Group during such a period in respect of Financial Indebtedness.

         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

         "DRAWDOWN DATE"

         means the date for the making of the relevant Advance.

         "EBIT"

         means, in relation to any period, consolidated profits of the Group from continuing operations before Consolidated Interest Expenses and taxes on income and profits during that period.

         "EBITDA"

         means, in relation to any period, EBIT after adding back depreciation and amortisation charged during that period.

         "EURIBOR"

         means in relation to any Advances in euros:

         (a)      the applicable Screen Rate; or

         (b) if the applicable Screen Rate is not available for the relevant period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to the leading banks in the Participating Member States' interbank market, at or about 11.00 a.m. Brussels time on the Rate Fixing Day for the offering of deposits in euros for a period comparable to the relevant Term.

         "EURO", "EUROS" and "(EURO)"

         means the single currency of the Participating Member States.

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 18.1 (Events of Default).

         "FACILITY"

         means any of the facilities to draw Tranche A Advances or Tranche B Advances referred to in sub-clause 2.1(a) and (b) (Facilities) respectively.

         "FACILITY OFFICE"

         means the office(s) notified by a Bank to the Agent:-

         (a)      on or before the date it becomes a Bank; or

         (b)      by not less than five Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.

         "FEE LETTER"

         means the letter dated 24th November, 1999 between Bank of America N.A., Bank of America Securities LLC, SG Investment Banking and the Borrowers' Agent setting out the amount of various fees referred to in Clause 20 (Fees) and any subsequent letter relating to any such fees.

         "FINAL MATURITY DATE"

         means the day which is 3 years and six months after the date of this Agreement or if that date is not a Business Day, the preceding Business Day.

         "FINANCE DOCUMENT"

         means this Agreement, the Fee Letter, a Novation Certificate, or any other document designated as such by the Agent and the Borrowers' Agent.

         "FINANCE LEASE"

         means a lease or hire purchase arrangement which constitutes a capital lease under US GAAP.

         "FINANCE PARTY"

         means the Arrangers, a Bank, or the Agent.

         "FINANCIAL INDEBTEDNESS"

         means, in relation to any period, the aggregate of (but without including any item more than once):

         (a) all principal amounts outstanding under this Agreement and other loan facilities;

         (b) amounts raised by acceptance under any acceptance credit facility;

         (c) all monies raised under any note purchase facility or by the issue of notes, bonds, debentures or other securities;

         (d) rental payments under Finance Leases to the extent capitalised under US GAAP;

         (e) the amount of any liability in respect of any part of the purchase price for any property or services the payment of which is agreed to be deferred for a period in excess of 180 days, but excluding all Financial Indebtedness under this paragraph (e) which in aggregate totals not more than CHF25,000,000;

         (f) amounts raised under any other transaction having the commercial effect of a borrowing entered into by any person in order to finance its operations or capital requirements; and

         (g) the amounts raised pursuant to securitisation or other sales of receivables by any member of the Group,

         but excluding Indebtedness referred to in any of (a) to (g) above outstanding to another member of the Group.

         "FINANCIAL OFFICER"

         means the Obligor's Chief Financial Officer, its Corporate Treasurer or its Corporate Controller and in the case of Ficomexa any board member.

         "1999 FINANCIAL STATEMENTS"

         means (in the case of the Company) the audited consolidated financial statements of the Group for the year ended 31st December, 1999 and (in the case of each other Obligor) its unaudited financial statements for the year ended 31st December, 1999, in either case delivered under Clause 17.2.

         "GROUP"

         means the Company and its Subsidiaries from time to time.

         "HOLDING COMPANY"

         means, in relation to a person, an entity to which that person is a Subsidiary.

         "INDEBTEDNESS"

         means any obligation (whether incurred as principal or as surety) for the payment or repayment of money whether present or future, actual or contingent.

         "INFORMATION MEMORANDUM"

         means the document concerning the Company which, at its request and on its behalf, was prepared in relation to this transaction and distributed by the Arrangers to selected banks in December, 1999.

         "LIBOR"

         means in relation to any Advance:-

         (a)      the applicable Screen Rate; or

         (b) if no Screen Rate is available for the currency or period of that Advance, the rates (rounded upward to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Advance for a period comparable to its Term for that Advance.

         "MAJORITY BANKS"

         means, at any time, Banks:-

         (a) whose participations in the Advances then outstanding aggregate more than 662/3 per cent. of all the Advances then outstanding; or

         (b) if there are no Advances then outstanding, whose Commitments then aggregate more than 662/3 per cent. of the Total Commitments; or

         (c) if there are no Advances then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

         "MANDATORY COST"

         means the percentage rate per annum calculated by the Agent in accordance with Schedule 5:

         MARGIN"

         means at any time the percentage rate per annum determined at such time to be the Margin for Tranche A Advances or Tranche B Advances (as the case may be) in accordance with Clause 8.5 (Calculation of Margin and utilisation fee).

         "MARGIN CERTIFICATE"

         has the meaning given to that term in Clause 8.5(c) (Calculation of Margin and utilisation fee).

         "MATURITY DATE"

         means in relation to an Advance, the last day of the Term of that Advance.

         "NET CONSOLIDATED FINANCIAL DEBT"

         means at any time, the aggregate Financial Indebtedness, on a consolidated basis, of the Group minus cash or cash equivalents recognised under US GAAP held by any member of the Group at that time.

         "NOVATION CERTIFICATE"

         has the meaning given to it in Clause 27.3 (Procedure for novations).

         "OBLIGOR"

         means a Borrower or the Guarantor.

         "OLSTEN"

         means Olsten Corporation, Melville (NY) a Delaware corporation.

         "OPTIONAL CURRENCY"

         means:

         (a)      euros; and

         (b) any currency (other than euros and Swiss Francs) which for the time being is freely transferable and convertible into Swiss Francs.

         "ORIGINAL FINANCIAL STATEMENTS"

         means the audited financial statements of the Group for the financial year ended 31st December, 1998.

         "ORIGINAL SWISS FRANC AMOUNT"

         in relation to an Advance, means:-

         (a) if that Advance is denominated in Swiss Francs, the amount of that Advance; or

         (b) if that Advance is denominated in an Optional Currency, the equivalent in Swiss Francs of the amount of that Advance at the Agent's Spot Rate of Exchange three Business Days before its Drawdown Date.

         "PARTICIPATING MEMBER STATE"

         means a member state of the European Communities that adopts the euro as its currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

         "PARTY"

         means a party to this Agreement.

         "PERMITTED SECURITY INTEREST"

         means any Security Interest:

         (a) referred to in Schedule 6 and any other Security Interest created or outstanding with the prior written consent of the Majority Banks provided that, unless permitted by any other exception below, the aggregate principal amount secured by such Security Interest will not be increased without such further consent;

         (b) that attaches to receivables, the underlying contract generating such receivables, the collections in respect thereof and the benefit of any insurances covering such contracts, pursuant to a securitisation or sale of receivables in respect of which an amount at least equal to the sale proceeds of such receivables is treated as Financial Indebtedness for the purpose of this Agreement;

         (c) over receivables of any one or more members of the Group in a maximum aggregate amount of the greater of (i) CHF100,000,000 (or its equivalent in other currencies) and (ii) 5 per cent. of outstanding gross receivables as required to be included in the Company's consolidated financial statements to secure Financial Indebtedness incurred by members of the Group;

         (d) arising solely by operation of law and either for so long as it remains unenforceable or otherwise is discharged within 30 days, or arising by virtue of a banker's right of set-off or combination of accounts arising by operation of law or any rights of set-off arising in the normal course of business and the aggregate amount of which is not material or netting arrangements arising in the ordinary course of banking business for cash management purposes, whether arising by operation of law or contract;

         (e) over any security deposits required in respect of leased premises;

         (f) arising under any retention of title arrangements entered into in the ordinary course of trading;

         (g) over goods or documents of title to goods arising in the ordinary course of documentary credit transactions;

         (h) on assets acquired after the date of this Agreement, or on assets of a body corporate which becomes a Subsidiary of the Company by acquisition after the date of this Agreement, provided that:

                  (i) any such Security Interest is in existence prior to such acquisition and is not created in contemplation of such acquisition; and

                  (ii) the amounts secured by such Security Interest does not exceed, at any time, the amount secured by it as at the date of acquisition or agreed to be secured by it (in accordance with the original terms on which such Security Interest was created) as at the date of acquisition;

         (i) over any assets to secure Indebtedness of any member of the Group where the lender has no right of recovery of such Indebtedness against the general assets and undertaking of such member of the Group but has a limited right of recourse only against the asset acquired with the proceeds of such Indebtedness;

         (j) created in favour of a plaintiff or defendant in any action, or the court or tribunal before which such action is brought, as security for costs or expenses where any member of the Group is prosecuting or defending such action in the BONA FIDE interests of that member and any other member of the Group;

         (k) pursuant to any order of attachment, distraint, garnishee order or injunction restraining disposal of assets or similar legal process arising in connection with legal proceedings;

         (l) created or outstanding on or over any assets of any member of the Group provided that the aggregate principal amount so secured under this paragraph (l) shall not at any time exceed CHF50,000,000 or its equivalent in other currencies;

         (m) created pursuant to any arrangements to satisfy the mandatory requirements of a government or governmental agency applicable to the licensing or regulation of employment agencies or staffing services businesses; and

         (n) securing Indebtedness incurred to refinance other Indebtedness permitted to be secured under paragraph (a) to (l) above inclusive or this paragraph (n) provided that the aggregate principal amount of the Indebtedness secured by such Security Interest is not increased and such Security Interest does not extend to any assets other than those which are subject to the Security Interest securing the refinanced Indebtedness.

         "PRINCIPAL SUBSIDIARY"

         means each of Adecco Career Staff Limited (Japan), Adecco Employment Services Inc, Adecco Travail Temporaire SA, Adecco UK Limited and Adia France SA, and any operating Subsidiary of the Company whose net revenues, at any time, represent 5% or more of the consolidated net revenues of the Company's Group at any time, and for this purpose:

         (a) the net revenues of any such Subsidiary shall be ascertained by reference to:

                  (i) the financial statements of such Subsidiary at the date to which the last audited consolidated financial statements of the Group have been prepared; or

                  (ii) if such body corporate becomes a Subsidiary of the Company after that date, the latest financial statements of such Subsidiary adjusted to take into account subsequent acquisitions and disposals or other changes in circumstances;

         (b) the consolidated net revenues of the Group up to the date of delivery of the 1999 Financial Statements shall be ascertained by reference to the Original Financial Statements and, thereafter, shall be ascertained by reference to the latest audited consolidated financial statements of the Company delivered pursuant to Clause 17.2; and

         (c) once a body corporate has become a Principal Subsidiary, it shall be considered to be one until it has been demonstrated to the reasonable satisfaction of the Agent that it has ceased to be a Principal Subsidiary, a written report from the Borrower's auditors to this effect being sufficient for this purpose,

         Provided that the Agent shall be entitled to seek information from the Company on the consolidated net revenues of any Subsidiary of the Company and, if following review thereof, the Agent is reasonably of the opinion that a particular Subsidiary is a Principal Subsidiary as defined above, such Subsidiary shall thenceforth be a Principal Subsidiary.

         "RATE FIXING DAY"

         means:-

         (a) the second Business Day before the first day of a Term of an Advance; or

         (b) in the case of an Advance in euros, the second TARGET Day before the first day of a Term for that Advance,

         or, in each case, such other day on which it is market practice in the relevant interbank market for leading banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Term of the Advance, as determined by the Agent.

         "REFERENCE BANKS"

         means, subject to Clause 27.5 (Reference Banks), Bank of America, N.A. Societe Generale, National Westminster Bank Plc and Westdeutsche Landesbank Girozentrale Succursale de Paris.

         "REQUEST"

         means a request made by a Borrower for an Advance, substantially in the form of Schedule 3.

         "REQUESTED AMOUNT"

         means the Original Swiss Franc Amount of an Advance requested in a Request.

         "RESERVATIONS"

         means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which relevant obligations may have to be performed.

         "SCREEN RATE"

         means:

         (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

         (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of European Union for the relevant period,

         displayed on Telerate 3750 in the case of LIBOR and Telerate 248 in the case of EURIBOR. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Banks.

         "SECURITY INTEREST"

         means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security or any other type of preferential arrangement (including title transfer and retention arrangements and arrangements whereby sums deposited with a financial institution are conditioned as to maturity so as to achieve quasi-security through set-off) having a similar effect.

         "SIGNING DATE"

         means the date of this Agreement.

         "STERLING" or "L"

         means the lawful currency for the time being of the United Kingdom.

         "SUBSIDIARY"

         means, in relation to a company or corporation, any company or corporation:

         (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

         (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

         (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

         "SWISS FRANC" or "CHF"

         means the lawful currency for the time being of Switzerland.

         "SWISS RESERVATIONS"

         means the reservations contained in paragraphs (a) to (f) of the opinion provided pursuant to paragraph 7(a) of Schedule 2 of this Agreement.

         "TARGET DAY"

         means a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System is operating.

         "TAX(ES)"

         includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "TERM"

         means the period selected by a Borrower in a Request for which the relevant Advance is to be outstanding.

         "TOTAL COMMITMENTS"

         means the aggregate of the Tranche A Total Commitments and Tranche B Total Commitments (being CHF 1,500,000,000 at the date of this Agreement).

         "TRANCHE A ADVANCE"

         means a cash advance made by a Bank under Tranche A.

         TRANCHE A AVAILABILITY PERIOD"

         means the period from and including the Signing Date up to and including the Final Maturity Date.

         "TRANCHE A COMMITMENT"

         means:

         (a) in respect of a Bank which is a Bank on the Signing Date, the amount in Swiss Francs set opposite the name of that Bank in Column 1 of Schedule 1 and the amount of any other Bank's Tranche A Commitment acquired by it under Clause 27 (Changes to the Parties); or

         (b) in relation to a Bank which becomes a Bank after the Signing Date, the amount of any other Bank's Tranche A Commitment acquired by it under Clause 27 (Changes to the Parties),

         to the extent not transferred, cancelled or reduced under this Agreement.

         "TRANCHE A TOTAL COMMITMENTS"

         means the aggregate for the time being of the Tranche A Commitments, being CHF 1,000,000,000 at the Signing Date.

         "TRANCHE B ADVANCE"

         means a cash advance made by a Bank under Tranche B.

         "TRANCHE B AVAILABILITY PERIOD"

         means the period from and including the Signing Date up to and including the day falling 364 days after the Signing Date, or, if that date is not a Business Day, the preceding Business Day.

         "TRANCHE B COMMITMENT"

         means:

         (a) in respect of a Bank which is a Bank on the Signing Date, the amount in Swiss Francs set opposite the name of that Bank in Column 2 of Schedule 1 and the amount of any other Bank's Tranche B Commitment acquired by it under Clause 27 (Changes to the Parties); or

         (b) in relation to a Bank which becomes a Bank after the Signing Date, the amount of any other Bank's Tranche B Commitment acquired by it under Clause 27 (Changes to the Parties),

         to the extent not transferred, cancelled or reduced under this Agreement.

         "TRANCHE B TOTAL COMMITMENTS"

         means the aggregate for the time being of the Tranche B Commitments, being CHF 500,000,000 at the Signing Date.

         "US GAAP"

         means generally accepted accounting principles in the United States of America from time to time.

         "VAT"

         means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

         "WINDING UP"

         of a person includes the reorganisation, administration, dissolution or liquidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:-

         (i) the "AGENT" shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests;

                  an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

                  "ASSETS" includes present and future properties, revenues and rights of every description;

                  an "AUTHORIZATION" includes an authorization, consent, approval, resolution, licence, exemption, filing, registration or notarization;

                  a "BANK" shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests;

                  "CONTROL" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

                  a "MATERIAL ADVERSE EFFECT" means a material adverse effect in the business or financial condition of the Company or any member of the Group which would be likely to have a material and adverse effect on the ability of each Obligor to meet its obligations under any of the Finance Documents.

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:-

                  (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

                  (2) if a Term commences on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which it is to end;

                  "OUTSTANDING" in relation to a Default or Event of Default means that the Default or Event of Default has not been remedied or waived;

                  a "PERSON" includes any individual, Obligor, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  a "SCREEN" or "PAGE" on a Screen in the definition of "LIBOR" and "EURIBOR" includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in various currencies;

         (ii) a provision of law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv)     a person includes its successors, transferees and assigns;

         (v) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

         (vi)     a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.       THE FACILITIES

2.1      FACILITIES

         The Banks grant to the Borrowers the following facilities:

         (a) a committed CHF1,000,000,000 multicurrency revolving credit facility, to be designated as TRANCHE A, under which the Banks will, when requested by a Borrower, make cash advances in Swiss Francs or Optional Currencies to that Borrower on a revolving basis during the Tranche A Availability Period;

         (b) a committed CHF500,000,000 multicurrency revolving 364 day facility to be designated as TRANCHE B, under which the Banks will, when requested by a Borrower, make cash advances in Swiss Francs or Optional Currencies to that Borrower on a revolving basis during the Tranche B Availability Period;

2.2      OVERALL FACILITY LIMITS

(a)      The aggregate Original Swiss Franc Amount of all outstanding Advances:

         (i) under Tranche A, shall not at any time exceed the Tranche A Total Commitments at that time;

         (ii) under Tranche B shall not at any time exceed the Tranche B Total Commitments at that time;

         (iii) under both Facilities, shall not at any time exceed the Total Commitments at that time.

2.3      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.4      CHANGE OF CURRENCY

(a) Subject always to Clause 10.4 if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

         (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent and after consultation with the Company; and

         (ii) any translation from one currency or currency unit to another shall be at the official conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting reasonably.

(b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent acting reasonably and after consultation with the Company specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

2.5      BORROWERS' AGENT

         Each Obligor irrevocably authorises and instructs the Borrowers' Agent to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf and take such other action as may be necessary or desirable under or in connection with the Finance Documents and confirms that it will be bound by any action taken by the Borrowers' Agent under or in connection with the Finance Documents.

2.6      ACTIONS OF BORROWERS' AGENT

         The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

         (a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by the Borrowers' Agent;

         (b) the Borrowers' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

(c) the failure (or purported failure) by or inability (or purported inability) of the Borrowers' Agent to inform any Obligor of receipt by it of any notification under this Agreement

3.       PURPOSE

         Each Advance will be applied:

         (i)      in the case of Tranche A, for general corporate purposes; and

         (ii) in the case of Tranche B for refinancing existing corporate facilities and refinancing existing acquisition facilities.

         Without affecting the obligations of any Obligor in any way, no Bank is bound to monitor or verify the application of any Advance.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         Neither Borrower may deliver a Request until the Agent has notified the Company and the Banks that it has received all of the documents set out in Schedule 2 in form and substance satisfactory to the Agent.

4.2      FURTHER CONDITIONS PRECEDENT

         The obligations of each Bank to participate in any Advance are subject to the further conditions precedent that:-

         (a)      on both the date of the Request and the Drawdown Date:-

                  (i) the representations and warranties in Clause 16 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

                  (ii) no Default is outstanding or is likely to result from the Advance; and

         (b) the making of the Advance would not cause Clause 2.1 (Facilities) and Clause 2.2 (Overall facility limits) to be contravened.

5.       ADVANCES

5.1      RECEIPT OF REQUESTS

         The Borrowers may borrow Advances under the Facility if the Agent receives, not later than 11.00 a.m. three Business Days before the proposed Drawdown Date, a duly completed Request. Each

         Request is irrevocable.

5.2      COMPLETION OF REQUESTS FOR ADVANCES

         A Request will not be regarded as having been duly completed unless:-

         (a) the Drawdown Date is a Business Day falling during the Availability Period;

         (b) if the currency selected is Swiss Francs, the amount of the Advance is:-

                  (i) a minimum of CHF20,000,000 in integral multiples of CHF5,000,000;

                  (ii) the balance of the undrawn Total Commitments (taken into account as repaid, Advances due to be repaid on or before the proposed Drawdown Date); or

                  (iii) such other amount as the Agent may agree;

         (c) if the currency selected is an Optional Currency, the amount of the Advance is:-

                  (i) an integral multiple of 5,000,000 of the largest currency unit of that Optional Currency but at least the equivalent of CHF20,000,000;

                  (ii) the balance of the undrawn Total Commitments (taken into account as repaid, Advances due to be repaid on or before the proposed Drawdown Date); or

                  (iii)    such other amount as the Agent may agree;

         (d) the amount selected under paragraph (b) or (c) above does not cause Clause 2.1 (Facility) and Clause 2.2 (Overall facility limits) to be contravened;

         (e)      the currency selected complies with Clause 9 (Optional
                  Currencies);

         (f)      only one Term for each separate Advance is specified which:

                  (i) in respect of Tranche A Advances does not overrun the Tranche A Availability Period and in respect of Tranche B Advances does not overrun the Tranche B Availability Period; and

                  (ii) is a period of one, two, three or six months (or such other period as all the Banks may previously have agreed for the purposes of such Advances); and

         (g) the payment instructions comply with Clause 10 (Payments).

         Each Request must specify one Advance only, but a Borrower may, subject to the other terms of this Agreement, deliver more than one Request on any one day. Unless otherwise agreed by the Agent, no more than ten Advances and five different currencies may be outstanding at any time. An Advance made by a Bank under clause 9.2(ii)(1) shall not be taken into account as an Advance in calculating the maximum number of Advances.

5.3      NOTIFICATION OF THE BANKS

         The Agent shall promptly notify each Bank no later than the close of business three Business Days before the proposed Drawdown Date of the details of the requested Advance and the amount of its participation in the Advance.

5.4      PAYMENT PROCEEDS

         Subject to the terms of this Agreement, each Bank shall make its participation in the Advance available to the Agent for the relevant Borrower in the currency in which it is to be borrowed, on the relevant Drawdown Date.

5.5      AMOUNT OF OPTIONAL CURRENCIES

         If an Advance is to be made in an Optional Currency, the amount of the Advance will be determined by converting into that Optional Currency, the Original Swiss Franc Amount of that Advance on the basis of the Agent's Spot Rate of Exchange on the day which is three Business Days prior to the proposed Drawdown Date.

6.       REPAYMENT

         The Borrowers shall repay each Advance in full on its Maturity Date to the Agent for distribution to the Banks, but since the Facility is available on a revolving basis, amounts repaid may be reborrowed subject to the terms of this Agreement. No Advances may be outstanding under Tranche A after the Final Maturity Date and no Advances may be outstanding under Tranche B after the last day of the Tranche B Availability Period.

7.       PREPAYMENT AND CANCELLATION

7.1      AUTOMATIC CANCELLATION

         The Tranche A Commitment of each Bank shall be automatically cancelled at the close of business in London on the Final Maturity Date. The Tranche B Commitment of each Bank shall be automatically cancelled at the close of business in London on the last day of the Tranche B Availability Period.

7.2      VOLUNTARY CANCELLATION

         The Borrowers' Agent may, by giving not less than 30 days' prior written notice (or such shorter period as the Majority Banks may agree) to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of CHF20,000,000 and an integral multiple of CHF5,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata and against Tranche A or Tranche B in such proportions as may be specified by the Borrower's Agent in the notice of cancellation.

7.3      VOLUNTARY PREPAYMENT

(a) The Borrower's Agent may, by giving not less than 30 days' prior written notice (or such shorter period as the Majority Banks may agree) to the Agent, prepay the whole or any part of any Advance (but, if in part, in a minimum Original Swiss Franc Amount of CHF20,000,000 and an integral multiple of CHF5,000,000 or, if in an Optional Currency, in an integral multiple of 5,000,000 of the largest unit of that Optional Currency).

(b)      Any voluntary prepayment made under paragraph (a) above will:

         (i) be applied against Tranche A or Tranche B in such proportions as may be specified by the Borrowers' Agent in the notice of prepayment; and

         (ii) be applied against all the Advances in the relevant Tranche(s) pro rata (or against such Advances in the relevant Tranche(s) as the Borrowers' Agent may designate in the notice of prepayment and pro rata between such Advances).

7.4      ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

         If any Borrower is required to pay or is notified by any Bank in writing that it will be required to pay any amount to a Bank under Clause 11 (Taxes) or Clause 13 (Increased Costs), or if circumstances exist such that a Borrower will be required to pay any amount to a Bank under Clause 11 (Taxes) or Clause 13 (Increased Costs), without prejudice to the obligations of any Obligor under those Clauses, the Borrowers' Agent may, whilst the circumstances giving rise or which will give rise to the requirement to continue, serve a notice of prepayment or cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

         (a) each Borrower shall prepay that Bank's participation in all the Advances; and

         (b) the Bank's Tranche A Commitment and Tranche B Commitment shall be permanently cancelled.

7.5      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, together with any Break Costs but otherwise without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.       INTEREST

8.1      INTEREST RATE

         The rate of interest on each Tranche A Advance and Tranche B Advance for its Term is the rate per annum determined by the Agent to be the aggregate of:

         (a)      the applicable Margin;

         (b)      (i)     LIBOR (in the case of an advance denominated in a
                          currency other than euros);

                  (ii) EURIBOR (in the case of an advance denominated in euros); and

         (c)      the Mandatory Cost.

8.2      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower in the case of a Tranche A Advance or a Tranche B Advance, on its Maturity Date and also, if the Term of the Advance is longer than six months, on the dates falling at six-monthly intervals after its Drawdown Date for so long as the Term is outstanding.

8.3      DEFAULT INTEREST

(a) If a Borrower fails to pay any amount payable by it under the Finance Documents, it shall, forthwith on demand by the Agent, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement, at a rate (the "DEFAULT RATE") determined by the Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance at the highest Margin shown in Clause 8.5 (Calculation of Margin and utilisation fee) in the currency of the overdue amount for such successive Term of such duration as the Agent may determine (each a "DESIGNATED TERM").

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it may select.

(d)      Default interest will be compounded at the end of each Designated Term.

8.4      NOTIFICATION OF RATE OF INTEREST

         The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

8.5      CALCULATION OF MARGIN AND UTILISATION FEE

(a) Subject to the following provisions of this Clause, the Margin for a Tranche A Advance and a Tranche B Advance will be 0.475 per cent. per annum, and the utilisation fee referred to in Clause 20.4 (Utilisation fee) on Tranche A and Tranche B will be 0.025 per cent. per annum.

(b) From and including the first quarter which includes the results of Olsten as a Subsidiary for a full quarter for the purposes of Clause
         8.5 only, the Margin for all Advances and the utilisation fee will, if necessary, be adjusted (upwards or downwards) as provided for in paragraph (d) and (e) below, to the percentage rates per annum specified in Columns 2 and Columns 3 respectively set opposite the range into which the Net Consolidated Financial Debt to EBITDA ratio falls, as shown in the Margin Certificate delivered under Clause 17.2 (Financial information).

(c) For the purposes of this Clause 8.5, a "MARGIN CERTIFICATE" means a certificate, signed by one of the Company's Financial Officers relating to the end of each quarter of the Group's financial years and by the auditors (if so required by the Agent or if not so required, by one of the Company's Financial Officers) in respect of a Margin Certificate relating to the end of each of the Group's financial years confirming the ratio of Net Consolidated Financial Debt to EBITDA ratio for the relevant period. For the purposes of calculating EBITDA at the end of any given quarter, the EBITDA for the four consecutive quarters of the Group's financial year ending at the end of that first mentioned quarter will be used, provided that this reference to four consecutive quarters will not apply until four consecutive quarters from 31st December, 1999 shall have elapsed, up until which the actual number of such quarters will be taken and the ratio used for the purposes of calculating the Margin will be adjusted accordingly to take account of the shorter period for which EBITDA is computed.

           ------------------------------------ ------------------------------------ ---------------------------
   (d)                  COLUMN 1                             COLUMN 2                         COLUMN 3
           ------------------------------------ ------------------------------------ ---------------------------
                        RANGE OF                        TRANCHE A/TRANCHE B             TRANCHE A/TRANCHE B
           NET CONSOLIDATED FINANCIAL DEBT TO             MARGIN (% P.A.)             UTILISATION FEE (% P.A.)
                      EBITDA RATIOS
           ------------------------------------ ------------------------------------ ---------------------------
           less than 2:1                                       0.325                           0.025
           ------------------------------------ ------------------------------------ ---------------------------
           equal to or more  than 2:1 and less                 0.375                           0.025
           than 2.5:1
           ------------------------------------ ------------------------------------ ---------------------------
           equal  to or more  than  2.5:1  and                 0.475                           0.025
           less than 3:1
           ------------------------------------ ------------------------------------ ---------------------------
           equal to or more  than 3:1 and less                 0.60                            0.050
           than 3.5:1
           ------------------------------------ ------------------------------------ ---------------------------


(e) Any adjustment to the Margin and the utilisation fee (whether upwards or downwards) in accordance with paragraphs (b) and (d) above will only apply to the Term of any Advance following receipt of the consolidated financial statements of the Group from and including the period which includes the results of Olsten as a subsidiary for a full quarter. For the purposes of this Clause 8.5, the consolidated financial statements of the Group will only include the results for Olsten from and including the date on which Olsten becomes a Subsidiary.

(f) Notwithstanding the provisions of (a) to (e) above, if an Event of Default occurs the applicable Margin and utilisation fee shall with immediate effect be 0.60 per cent. per annum and 0.050 per cent. per annum respectively for as long as an Event of Default continues.

8.6      OTHER ADJUSTMENTS

         The Agent and Borrower may enter into such other arrangements as they may agree for the consolidation and/or splitting of Advances made to a Borrower.

9.       OPTIONAL CURRENCIES

9.1      SELECTION

(a)      A Borrower shall select the currency of an Advance in the relevant
         Request.

(b)      The currency of each Advance must be Swiss Francs or an Optional
         Currency.

(c) No Borrower may choose a currency if as a result the Advances would be denominated at any one time in more than five currencies.

(d) The Agent shall notify each Bank of the currency and the Original Swiss Franc Amount of each Advance and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

9.2      REVOCATION OF CURRENCY

         If before 9.30 a.m. on any Rate Fixing Day, the Agent receives notice from a Bank that:-

         (a) it is impracticable for the Bank to fund its participation in the relevant Advance in the relevant Optional Currency during its Term in the ordinary course of business in the London or (in the case of euros) Participating Member States' interbank market; and/or

         (b) the compliance with its obligations to participate in an Advance in the proposed Optional Currency would contravene any law or regulation applicable to it,

         the Agent shall give notice to the relevant Borrower and to the Banks to that effect before 11.00 a.m. Brussels time on that day. In this event:-

         (i) the relevant Borrower and the Banks may agree that the drawdown will not be made; or

         (ii)     in the absence of agreement:-

                  (1) that Bank's participation in the Advance (or, if more than one Bank is similarly affected, those Bank's participations in the Advance) shall be treated as a separate Advance denominated in Swiss Francs during the relevant Term; and

                  (2) in the definition of "LIBOR" and "EURIBOR" (insofar as it applies to that Advance) in Clause 1.1 (Definitions):

                           (A) there shall be substituted for the time "11.00 a.m." the time "1.00 p.m."; and

                           (B) paragraph (b) of the definition of LIBOR and EURIBOR shall apply.

10.      PAYMENTS

10.1     PLACE

         All payments by a Borrower or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank in the principal financial centre of a country of the relevant currency or in the case of euros, in the principal financial centre of a Participating Member State or in London as it may notify to that Borrower or Bank for this purpose. Notwithstanding the above, all payments by the Company to the Arrangers under Clause 21 (Expenses) shall be made direct to the Arrangers in the manner agreed by the Arrangers and the Borrowers' Agent.

10.2     FUNDS

         Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

10.3     DISTRIBUTION

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of a country of the relevant currency or in the case of euros, in the principal financial centre of a Participating Member State or in London as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) The Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from a Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4     CURRENCY

(a) A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Swiss Francs.

10.5     SET-OFF AND COUNTERCLAIM

         All payments made by a Borrower under the Finance Documents shall be made without set-off or counterclaim.

10.6     NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

10.7     PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in the following order:-

         (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

         (ii) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

         (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by a Borrower.

11.      TAXES

11.1     GROSS UP

(a) All payments by an Obligor under the Finance Documents shall be made in full without any deduction or withholding whatsoever and free and clear of and without any deduction or withholding for or on account of any Taxes, except to the extent that the Obligor is required by law to make payment subject to any Taxes. Subject to paragraph (b) below, if any Taxes or amounts in respect of Taxes must be deducted or withheld, or any other deductions or withholdings must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Finance Party, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives and retains (after any deduction or withholding in respect of such additional amount) a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other deduction or withholding.

(b) An Obligor is not obliged to pay any additional amounts pursuant to paragraph (a) above in respect of (i) any deduction or withholding which would not have been required if the relevant Finance Party had completed a declaration, claim, exemption or other form which it is able to complete; or (ii) any voluntary change by a Finance Party in the Facility Office.

11.2     INDEMNITY

         Each Obligor shall:

         (a) pay when due all Taxes required by law to be deducted or withheld by it from any amounts paid or payable under the Finance Documents;

         (b) within 30 days of the payment being made, deliver to the Agent for the relevant Finance Party evidence satisfactory to that Finance Party (including all relevant Tax receipts or certified copies thereof) that the payment has been duly remitted to the appropriate authority; and

         (c) within 5 Business Days of a demand made by the Agent on behalf of a Finance Party identifying the circumstances giving rise to a claim indemnify each Finance Party against any loss or liability or cost which that Finance Party incurs as a consequence of the payment or non-payment of those Taxes (other than for the avoidance of doubt any additional amount payable pursuant to Clause 11.1(a) or in respect of which an Obligor is not liable to make any payment pursuant to Clause 11.1(a) by virtue of Clause 11.1(b).

11.3     TAX CREDIT

         If any Obligor pays any increased amount pursuant to Clause 11 and any Finance Party effectively obtains a refund of Tax or credit against Tax by reason of that payment, and if the Finance Party is able to identify that refund or credit as being attributable to that payment having regard to its other activities, then such Finance Party shall reimburse to the Obligor such amount as it shall determine (any such determination being conclusive) to be the proportion of that refund or credit as would leave the Finance Party after that reimbursement in no better or worse position than it would have been if that payment had not been required. Neither the Agent nor any of the Banks shall be obliged to arrange their tax affairs in any particular manner or to disclose any confidential information regarding their tax affairs or computations to the Borrower.

12.      MARKET DISRUPTION

12.1     ABSENCE OF QUOTATIONS

         If LIBOR or EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on a Rate Fixing Day, the applicable LIBOR or EURIBOR shall, subject to Clause 12.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

12.2     MARKET DISRUPTION

         If, in relation to any proposed Advance:-

         (a) LIBOR or EURIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day or the Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR or EURIBOR; or

         (b) Before the close of business on the Rate Fixing Date the Agent receives notification from Banks whose participations in an Advance exceed 35 per cent. of that Advance that the cost to them of obtaining matching deposits in the London or (in the case of euro) Participating Member States' interbank market would be in excess of LIBOR or EURIBOR, as appropriate, for the relevant Term, the Agent shall promptly notify the Obligor and the Banks of the fact and that this Clause 12 is in operation.

12.3     SUBSTITUTE BASIS

(a) After any notification under Clause 12.2 (Market disruption) the relevant Advance shall not be made. However, within five Business Days of receipt of the notification, the Obligor and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that and (to the extent required) any future Advance. Any substitute basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.

(b) During any period when a substitute basis is in force, the Agent and the Company shall consult not less frequently than once every 30 days with a view to reverting to the other provisions of this Agreement as soon as practicable.

(c) Where an Advance is not made pursuant to Clause 12.3, and where such Advance would have been applied in repaying any outstanding Advances maturing on the proposed date for such Advance, the three day period referred to in Clause 18.2 shall be treated as applicable, notwithstanding the absence of technical malfunction or administrative error, but extended to 30 days to the extent that the Borrower fails to repay such outstanding Advances on such date.

13.      INCREASED COSTS

13.1     INCREASED COSTS

(a) Subject to Clause 13.2 (Exceptions), the Borrowers' Agent shall within 5 Business Days following a demand by a Finance Party in accordance with Clause 13.3 pay to that Finance Party the amount of any increased cost incurred by it or any Holding Company (which, for the purposes of this Clause 13.1, means any company or entity (if any) within the consolidated supervision of which such Finance Party is included) of such Finance Party as a result of:

         (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation by a competent authority charged with that function; or

         (ii) compliance with any regulation made after the date of this Agreement by a central bank monetary, regulatory or other similar authority,

         (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)      In this Agreement "INCREASED COST" means:-

         (i) an additional cost incurred by a Finance Party or any Holding Company of such Finance Party as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

         (ii) that portion of an additional cost incurred by a Finance Party or any Holding Company of such Finance Party in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Advances made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

         (iii) a reduction in any amount payable to a Finance Party or any Holding Company of such Finance Party or in the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

         (iv) the amount of any payment made by a Finance Party or any Holding Company of such Finance Party, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by that Finance Party or any of its Affiliates from any other Party under this Agreement.

13.2     EXCEPTIONS

         Clause 13.1 (Increased costs) does not apply to any increased cost:-

         (a)      compensated for by the payment of the Mandatory Cost;

         (b) compensated for by the operation of Clause 11 (Taxes) or not required to be compensated for by reason of Clause 11.1(b) or 11.2;

         (c) attributable to any change in the rate of, or change in the basis of calculating, Tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which (i) its principal office or Facility Office is for the time being situate, (ii) it is incorporated, or (iii) it is treated as resident for Tax purposes;

         (d) attributable to the wilful breach by a Bank or Affiliate of any law or regulation applicable to it;

         (e) arising from a request or requirement relating to the maintenance of capital made by way of implementation of the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended in 1991, in the manner in which it is being implemented as at the date of this Agreement; or

         (f) attributable to a voluntary change by any Finance Party of the Facility Office.

13.3     NOTIFICATION

         If any Finance Party intends to make a claim under Clause 13.1 then and in every such case it shall notify the Borrowers' Agent through the Agent of the claim and the circumstances giving rise to the claim promptly on becoming aware of those circumstances including, in reasonable detail, particulars of the circumstances and accompanied by a certificate specifying the amount of compensation claimed and setting out the calculation of the amount in reasonable detail. Nothing in this Clause 13.3 shall oblige any Finance Party (or any Holding Company in such Finance Party) to disclose any confidential information relating to the organisation of its affairs.

14.      ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for a Finance Party to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance, then:-

         (a) that Finance Party may notify the Obligor through the Agent accordingly; and

         (b)      (i)      each Borrower shall, no earlier than 3 Business Days
                           prior to the latest permitted lawful date for payment, prepay the participations of that Finance
                           Party in all the Advances made to it; and

                  (ii) the Commitment of that Finance Party shall forthwith be cancelled.

15.      GUARANTEE

15.1     GUARANTEE

         The Company irrevocably and unconditionally:-

         (a) guarantees to each Finance Party prompt performance by the other Borrower of all its obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever the other Borrower does not pay any amount when due under or in connection with any Finance Document, the Company shall forthwith on demand by the Agent pay that amount as if the Company instead of the other Borrower were expressed to be the principal obligor; and

         (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Company is or becomes unenforceable, invalid or illegal.

15.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the other Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of the other Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Company under this Clause 15 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4     WAIVER OF DEFENCES

         The obligations of the Company under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

         (a) any time or waiver granted to, or composition with, the other Borrower or any other person;

         (b) the release of the other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the other Borrower or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the other Borrower or any other person;

         (e) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Company's obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

         (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the other Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Company's obligations under this Clause 15 be construed as if there were no such circumstance.

15.5     IMMEDIATE RECOURSE

         The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 15.

15.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the other Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:-

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

         (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor liability under this Clause 15.

15.7     NON-COMPETITION

         Until all amounts which may be or become payable by the other Borrower under or in connection with the Finance Documents have been irrevocably paid in full, the Guarantor shall not, after a claim has been made which has not been satisfied in full or by virtue of any payment or performance by it under this Clause 15:-

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company's liability under this Clause 15;

         (b) claim, rank, prove or vote as a creditor of the other Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of the other Borrower, or exercise any right of set-off as against the other Borrower,

         unless the Agent otherwise directs. The Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties or as directed by the Agent any payment or distribution or benefit of security received by it contrary to this Clause 15.7 or as directed by the Agent.

15.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

16.      REPRESENTATIONS AND WARRANTIES

16.1     REPRESENTATIONS AND WARRANTIES

         Each Obligor makes the representations and warranties set out in this Clause 16 to each Finance Party (but in the case of Ficomexa only in respect of itself).

16.2     STATUS

         Each of them is a company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

16.3     POWERS AND AUTHORITY

         Each of them has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4     LEGAL VALIDITY

         Subject to the Reservations, Belgian Reservations and Swiss Reservations each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

16.5     AUTHORIZATIONS

         All authorizations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.6     PARI PASSU RANKING

         Its obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured obligations except for obligations mandatorily preferred by law applying to companies generally.

16.7     TAXES ON PAYMENTS

         All amounts payable by each Obligor under the Finance Documents may be made free and clear of and without deduction for or on account of any tax under the laws of its jurisdiction of incorporation in force as at the date hereof.

16.8     STAMP DUTIES

         At the date hereof no stamp or registration duty or similar taxes or charges are payable in its jurisdiction of incorporation in respect of any Finance Document.

16.9     IMMUNITY

(a) The execution by each Obligor of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the jurisdiction of its incorporation in relation to any Finance Document.

16.10    JURISDICTION/GOVERNING LAW

(a)      Each Obligor's:-

         (i) irrevocable submission under Clause 35 (Jurisdiction) to the jurisdiction of the courts of England;

         (ii)     agreement that this Agreement is governed by English law; and

         (iii) agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b) Subject to the Swiss Reservations or the Belgian Reservations (as the case may be) any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

16.11    NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:-

         (a) conflict with any applicable law or regulation or judicial or official order; or

         (b)      conflict with the constitutional documents of any Obligor; or

         (c) conflict with any document which is binding upon any Obligor or any asset of any Obligor.

16.12    NO DEFAULT

(a) No Default is outstanding or is likely to result from the making of any Advance; and

(b) no other event is outstanding which constitutes a default under any document which is binding on the Obligors or any Principal Subsidiary or any asset of any Obligor or any Principal Subsidiary to an extent or in a manner which might have a material adverse effect.

16.13    LITIGATION

         No litigation, arbitration or administrative proceedings (other than proceedings where the Obligor has proven to the satisfaction of the Agent that such proceedings are being contested in good faith and in the competent forum) are, to its knowledge, current or pending or threatened, which is likely to, if adversely determined, have a material adverse effect.

16.14    FINANCIAL STATEMENTS

         The Original Financial Statements were prepared in accordance with US GAAP consistently applied unless expressly disclosed to the contrary, and truly and fairly represent the financial condition and operations of the Group as at the date on which they were prepared. For the purposes of any repetition of this representation and warranty after the delivery of the 1999 Financial Statements each Obligor's Financial Statements delivered pursuant to Clause 17.2 were prepared in accordance with US GAAP and give (in conjunction with any notes thereto) a true and fair view of the financial condition of the Group as at the date as of which they were prepared and of the results of the Group's operations during the period thereby covered.

16.15    NO MATERIAL ADVERSE CHANGE

         Since the date of preparation of the Original Financial Statements, there has been no material adverse change in the business or financial condition of the Company or any member of the Group which would be likely to have a material and adverse effect on the ability of an

         Obligor to meet its payment obligations hereunder or to comply with the financial covenants in Clause 17.6 below.

16.16    FULL DISCLOSURE

         The factual information contained in the Information Memorandum and all of the other written information supplied by an Obligor to any Finance Party in connection herewith was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated, all opinions and financial projections of or supplied by such Obligor therein are based on fair and reasonable assumptions and it is not aware of any material facts or circumstances that have not been disclosed to the Finance Parties, the Arrangers and the Banks and which might, if disclosed, be reasonably expected to adversely affect the decision of a person considering whether or not to provide finance to the Borrowers on the terms set out in this Facility.

16.17    EXISTING SECURITY

         Save as permitted under Clause 17.12 no Security Interests exist on or over all or any of the present or future revenues or assets of any member of the Group save as disclosed in Schedule 6.

16.18    NO OBLIGATION TO CREATE SECURITY

         An Obligor's execution of this Agreement and its exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige any member of the Group to create any Security Interest over all or any of its present or future revenues or assets.

16.19    WINDING-UP

         No meeting has been convened for Winding-up any Obligor nor any Principal Subsidiary, no step is intended by any of them and, as far as any of them is aware, no petition, application or the like is outstanding for Winding-up any Obligor nor any Principal Subsidiary (except for the purpose of a solvent amalgamation or reconstruction on terms, in the case of an Obligor or Principal Subsidiary, approved by the Majority Banks, such approval not to be unreasonably withheld or delayed).

16.20    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

(a) The representations and warranties set out in this Clause 16 (Representations and Warranties) (other than those set out in Clauses
         16.7 (Taxes on payments), 16.8 (Stamp duties), 16.16 (Full Disclosure) and 16.19 (Winding-up) are made by each Obligor on the Signing Date, and are deemed to be made again by each Obligor on the date of each Request, on each Drawdown Date and on the first day of each Term.

(b)      On each occasion when the representation and warranty set out in Clause
         16.15 (No Material Adverse Change) is repeated in accordance with Clause 16.20(a), it is made by reference to the latest consolidated financial statements of the Group which have been delivered to the Agent pursuant to Clause 17.2 (Financial information).

17.      UNDERTAKINGS

17.1     DURATION

         The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

17.2     FINANCIAL INFORMATION

         The Company shall supply to the Agent in sufficient copies for all the Banks:-

         (a) as soon as the same are available (and in any event within 120 days of the end of each of its financial years):-

                  (i) in the case of the Company, the consolidated financial statements of the Group for that financial year; and

                  (ii) in the case of each other Obligor, the financial statements of such Obligor for that financial year,

         (b) as soon as the same are available (and in any event within 90 days of the end of each quarter of each of its financial years):-

                  (i) in the case of the Company, its consolidated financial statements of the Group for such period;

                  (ii) the financial statements of each other Obligor for such period;

                  (iii) a statement confirming the Company's Principal Subsidiaries at that date; and

                  (iv)     the Margin Certificate.

                  In the case of sub-paragraphs (b)(i) and (ii) above such financial statements shall include at least a balance sheet as at the end of, and a profit and loss account for the financial year to date.

17.3     INFORMATION - MISCELLANEOUS

         Each Obligor shall supply to the Agent:-

         (a) (in the case of the Company only) all documents despatched by it to its shareholders (or any class of them) or by it to its creditors generally or to any holders of listed debt securities issued by the Company at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect; and

         (c) promptly, such further information in the possession or control of a Principal Subsidiary or an Obligor regarding its business and financial condition and operations as the Agent or any Bank through the Agent may reasonably request.

17.4     REQUIREMENTS AS TO FINANCIAL STATEMENTS

         Each Obligor shall ensure that:

         (a)      each set of financial statements delivered by it under Clause
                  17.2 is prepared in accordance with US GAAP consistently applied;

         (b)      each set of financial statements delivered by it under Clause
                  17.2 is certified by a Financial Officer of such Obligor as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of the Group's operations during such period; and

         (c) each set of financial statements delivered by it under Clause 17.2(a) (other than those of Ficomexa) has been audited by an internationally recognised firm of independent auditors licensed to practise in the jurisdiction of incorporation of such Obligor.

17.5     ACCOUNTING POLICIES

         Each Obligor shall ensure that each set of financial statements delivered to the Agent under Clause 17.2 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, such Obligor notifies the Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and the auditors for the time being of such Obligor, provide:

         (a) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the 1999 Financial Statements were prepared; and

         (b) sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

17.6     FINANCIAL CONDITION OF THE GROUP

         At all times, the consolidated financial condition of the Group, as evidenced by financial statements prepared in accordance with the provisions of Clause 17.5, shall be such that:

         (i) the ratio of EBITDA to Consolidated Interest Expenses shall be not less than 5:1, in respect of any four consecutive quarters of the Company;

         (ii) the ratio of Net Consolidated Financial Debt at the end of any quarter of the Company to EBITDA for the four consecutive quarters of the Company ending at the end of such first mentioned quarter shall be equal to or less than 3.5:1 until 31st December, 2000 and equal to or less than 3:1 thereafter, provided that:

                  (A) references to four consecutive quarters shall not apply until four consecutive quarters as from 31st December, 1999 shall have elapsed, up until which the actual number of such consecutive quarters shall be taken and the ratio in (ii) shall be adjusted accordingly to take account of the shorter period for which EBITDA is computed; and

                  (B) the quarter during which the acquisition of Olsten takes place shall, for the purposes of calculating the ratios referred to above, be calculated as if the acquisition of Olsten had taken place on the first day of that quarter.

         For the purpose of testing the ratios referred to in this Clause 17.6, each Obligor will deliver to the Agent, at the time it delivers the quarterly statements requested under Clause 17.2, a certificate of any one of its Financial Officers :

         (a) setting out the ratios and a brief description of the method of computation, together with such information as is required to support such certificate and computation; and

         (b) confirming that no Default is outstanding, or if a Default is outstanding specifying the Default and the steps, if any being taken to remedy it

17.7     ACCOUNTING TERMS

         All accounting expressions which are not otherwise defined herein shall be construed in accordance with US GAAP.

17.8     NOTIFICATION OF DEFAULT

         Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

17.9     COMPLIANCE CERTIFICATES

         Each Obligor shall supply to the Agent promptly if the Agent so requests in writing, a certificate signed by one of its Financial Officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

17.10    AUTHORIZATIONS

         Each Obligor shall promptly:-

         (a)      obtain, maintain and comply with the terms of; and

         (b) supply certified copies to the Agent of, any authorization required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

17.11    PARI PASSU RANKING

         Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.12    NEGATIVE PLEDGE

         No Obligor shall, and the Company shall procure that no other member of the Group will, without the prior consent of the Majority Banks, such consent not to be unreasonably withheld, create or permit to subsist any Security Interest (other than Permitted Security Interests) on any of its present or future revenues or assets.

17.13    DISPOSALS

(a) No Obligor shall, and the Company shall procure that no other member of the Group will, without the prior written consent of the Agent acting on the instructions of the Majority Banks, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

(b)      Paragraph (a) does not apply to:

         (a) disposals made in the ordinary course of business of the disposing entity for market value on an arm's length basis;

         (b) disposals from any member of the Group to any other member of the Group;

         (c) disposals of property or assets (excluding receivables) in exchange for other property or assets of a comparable type in value, made in the ordinary course of business;

         (d) the sale, transfer, loan or disposal in the ordinary course of trading of obsolete plant or machinery;

         (e) the creation by an Obligor or any member of the Group of a Permitted Security Interest;

         (f) disposals of cash raised or borrowed for the purpose for which it was raised or borrowed;

         (g) the repayment of any monies borrowed and the payment of any dividend or distribution;

         (h) a distribution of surplus assets of a member of the Group in liquidation or winding-up not involving insolvency;

         (i) the application of cash in the acquisition of assets or services in the ordinary course of trading of an Obligor or the relevant member of the Group;

         (j) the disposal of receivables under receivables financing arrangements or securitisation arrangements, on commercial terms;

         (k) disposals of property or assets otherwise than as permitted by paragraphs (a) to (j) of this Clause 17.13 during the term of this Agreement so long as the aggregate book value of all such property or assets does not exceed 10 per cent. of the Total Consolidated Assets as shown in the latest audited consolidated financial statements of the Group,

         Provided that:

         (i) an Obligor shall ensure that it provides to the Banks information setting out changes in the structure of the Group and the transfer, sale or disposal of property or assets by an Obligor or any Principal Subsidiary to any of its own subsidiaries where the book value of the relevant assets is equal to or greater than CHF20,000,000, such information to be provided with the quarterly financial statements to be delivered under Clause 17.2, and

         (ii) none of the above exceptions shall apply to the disposal by any person of a Principal Subsidiary to any person other than a member of the Group.

17.14    CHANGE OF BUSINESS

         The Company will ensure that the business of the Company's Group, taken as a whole, will continue to be principally that of staffing services as described in the Information Memorandum.

17.15    LOANS AND GUARANTEES

         The Company shall ensure that no member of the Group shall, without the prior written consent of the Majority Banks (such consent not to be unreasonably withheld or delayed):

         (a) make any loans or grant any credit (save for credit in the ordinary course of business) other than:

                  (i)      to another member of the Group;

                  (ii)     to employees in the ordinary course of business;

                  (iii) loans of assets permitted by Clause 17.13 (Disposals) above;

                  (iv) loans made in connection with and to facilitate the acquisition of any business or company on arm's length terms and which are repayable within twelve months;

                  (v) loans made by subsidiaries acquired after the date hereof which have committed, prior to the date of their acquisition, to make such Indebtedness;

                  (vi) representing any deferred purchase price on any permitted sale of assets by any member of the Group;

                  (vii) making loans or the grant of credit by any member of the Group and not falling within (i) to (v) above, up to an aggregate amount of CHF20,000,000 (or its equivalent in any other currencies);

         (b) give any guarantee or indemnity to or for the benefit of any person other than:

                  (i)      in the ordinary course of business;

                  (ii)     for the benefit of another member of the Group;

                  (iii) any guarantee or indemnity in connection with and to facilitate a disposal permitted by Clause 17.13above or an acquisition by any member of the Group of a business or a company; or

                  (iv) any other guarantee or indemnity provided that the aggregate of the contingent liability of each member of the Group under all such guarantees and indemnities taken together shall not at any time exceed CHF20,000,000 (or its equivalent in any other currencies).

17.16    INSURANCE

         Each Obligor shall, and the Company shall procure that each other member of the Group will maintain insurance with financially sound and reputable insurers with respect to its assets of an insurable nature against such risks and in such amounts as are normally maintained by persons carrying on the same or a similar class of business.

17.17    MAINTENANCE OF STATUS

         Each Obligor will and the Company shall procure that each Principal Subsidiary will:-

         (a) do all such things as are necessary to maintain its corporate existence (except where there is a merger, consolidation, reconstruction or amalgamation with another member of the Group in the context of a solvent transaction); and

         (b) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions, where failure to do so would have a material adverse effect.

18.      DEFAULT

18.1     EVENTS OF DEFAULT

         Each of the events set out in this Clause 18 is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Borrower or any other person).

18.2     NON-PAYMENT

         An Obligor does not pay any amount of principal or interest on the due date (or, where its failure is due solely to technical malfunction or administrative error, within three Business Days of being due) or fails to pay any other amount payable hereunder within five Business Days of being due by it under the Finance Documents at the place and in the currency in which it is expressed to be payable.

18.3     BREACH OF OTHER OBLIGATIONS

         An Obligor does not comply with:

         (a) the undertakings contained in Clauses 17.2 (Financial information) to Clause 17.5 (Accounting policies) (inclusive) and 17.7 (Accounting Terms) to 17.17 (Maintenance of status) (inclusive) and such failure to comply is not remedied within ten days; or

         (b) the undertaking contained in Clause 17.6 (Financial condition of the Group); or

         (c) any other obligation under this Agreement and such failure is not remedied within 30 days of the Agent giving notice to the Borrowers' Agent or 30 days of the Borrower's Agent having become aware of such failure.

18.4     MISREPRESENTATION

         A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

18.5     CROSS-DEFAULT

(a) Any Financial Indebtedness of any Obligor or Principal Subsidiary is not paid when due or within any applicable grace period; or

(b) any Financial Indebtedness of any Obligor or Principal Subsidiary becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(c) any commitment for, or underwriting of, any Financial Indebtedness of any Obligor or Principal Subsidiary is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness, provided that in the case of the events listed in (a) to (c) above;

         (i) no Event of Default will occur under this Clause 18.5 if the aggregate amount of Financial Indebtedness or Commitment for Financial Indebtedness falling within paragraphs (a) to (c) above (without taking into account any sum more than once in whatever capacity owed or by whom) is less than CHF15,000,000 (or its equivalent in any other currency or currencies); and

         (ii) for the purposes of this Clause 18.5, if any member of the Group disputes any Financial Indebtedness that is owing to any person pursuant to the terms of an agreement relating to the acquisition of any business or company by a member of the Group, on the basis of a bona fide claim by the member of the Group against such person (and where the Borrower has demonstrated to the Agent's reasonably satisfaction that its claim is bona fide) the Indebtedness (representing deferred purchase price or additional consideration) in respect of such acquisition shall not constitute Financial Indebtedness (to the extent that it would otherwise do so) unless and until the merits of the claim have been adjudicated upon (unless subject to appeal) or the claim is dropped or settled.

18.6     INSOLVENCY

(a) A Borrower or any Principal Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) a Borrower or any Principal Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) a Borrower or any Principal Subsidiary, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

18.7     INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any Obligor or Principal Subsidiary; or

(b) a meeting of any Obligor or Principal Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any Obligor or Principal Subsidiary; or

(d) an order for the winding-up or administration of any Obligor or Principal Subsidiary is made; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any Obligor or Principal Subsidiary or any other insolvency proceedings involving any Obligor or Principal Subsidiary,

         (excluding orders which are frivolous or vexatious and which are withdrawn or stayed within 21 days).

18.8     APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or Principal Subsidiary or any substantial part of its assets; or

(b) the directors of any Obligor or Principal Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c) any other steps are taken to enforce any Security Interest over any part of the assets with a value of CHF 15,000,000 or more of any Obligor or Principal Subsidiary.

18.9     CREDITORS' PROCESS

         Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of the Borrower or any Principal Subsidiary and any such action is not lifted or discharged within 14 days.

18.10    ANALOGOUS PROCEEDINGS

         There occurs, in relation to any Obligor or Principal Subsidiary, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 18.6 (Insolvency) to
         18.9 (Creditors' process) (inclusive).

18.11    CESSATION OF BUSINESS

         An Obligor or Principal Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business, other than as a result of a merger, amalgamation, consolidation, reconstruction, transfer or sale within the Group.

18.12    UNLAWFULNESS

         It is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents.

18.13    GUARANTEE

         The guarantee of the Company is not effective or is alleged by any Obligor to be ineffective for any reason.

18.14    OWNERSHIP OF FICOMEXA

         Ficomexa is not or ceases to be a Subsidiary of the Company.

18.15    CHANGE OF CONTROL OF THE COMPANY

         Any person or group of connected persons which does not at the date hereof have control of the Company, acquires such control. For the purposes of this Clause 18.15, a company or corporation is connected with another if one is a subsidiary of the other or both are subsidiaries of another company or corporation or controlled by the same person or group of connected persons, and "control" of the Company shall be construed as the ability to direct the affairs of the Company or control the composition of the Company's board of directors or equivalent Provided that the sharing of control by the persons having control of the Company at the date hereof with any other person, when such other person alone does not have control, shall not constitute an Event of Default under this Clause 18.15.

18.16    MATERIAL ADVERSE CHANGE

         Any circumstances arise which are likely to have, in the reasonable opinion (formed after consultation with the Company where practicable) of the Majority Banks a material and adverse effect on the ability of an Obligor to meet its payment obligations or comply with the undertaking in Clause 17.6.

18.17    ACCELERATION

         On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Banks, by notice to the Obligors:-

         (a)      cancel the Total Commitments; and/or

         (b) demand that all or part of the Advances, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) demand that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Banks,

         provided that the Agent shall not proceed to give such notice if, prior to that time, the Event of Default has, to the satisfaction of the Agent, been waived or remedied.

19.      THE AGENT AND THE ARRANGERS

19.1     APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent irrevocably authorizes the Agent on its behalf to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

(c) The Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

19.2     ROLE OF THE ARRANGERS

         Except as specifically provided in this Agreement, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

19.3     RELATIONSHIP

         The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

19.4     MAJORITY BANKS' INSTRUCTIONS

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorized to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

19.5     DELEGATION

         The Agent may act under the Finance Documents through its personnel and agents.

19.6     RESPONSIBILITY FOR DOCUMENTATION

         Neither the Agent nor the Arrangers are responsible to any other Party for:-

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

19.7     DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. Except for a Default under Clause 18.2, the Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

19.8     EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

19.9     RELIANCE

         The Agent may:-

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

19.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:-

         (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arrangers in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

19.11    INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent), upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)      Except as provided above, the Agent has no duty:-

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or of its related entities, whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor.

19.12    THE AGENT AND THE ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, each of the Agent and the Arrangers have the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the Arrangers.

(b)      Each of the Agent and Arrangers may:-

         (i)      carry on any business with an Obligor or its related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

         (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent, the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) Each Obligor irrevocably authorizes the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as the Agent.

(e) The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

19.13    INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which the Original Swiss Franc Amount of its participation in the Advances (if any) bear to all the Advances on the date of the demand. However, if there are no Advances outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

19.14    COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.15    RESIGNATION OF THE AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Borrower's Agent, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may appoint a successor Agent.

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 19 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the

         Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

19.16    BANKS

(a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

(b) Each Bank, on the date on which it becomes a party to this Agreement, represents to the Agent that it is:

         (i)      either:

                  (A) not resident in the United Kingdom for United Kingdom tax purposes; or

                  (B) a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

         (ii) beneficially entitled to the principal and interest payable by the Agent to it under this Agreement; and

         (iii)    an Approved Bank; and

         (iv) a company within the meaning of article 2, paragraph 1 of the Belgian Income Tax Code (1992)

         and shall forthwith notify the Agent if any representation ceases to be correct.

(c) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

19.17    EXTRAORDINARY MANAGEMENT TIME AND RESOURCES

         The Obligor shall within 5 Business Days of demand pay the Agent for the cost of utilising its management time or other resources in connection with:-

         (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of a Borrower and relating to a Finance Document or a document referred to in any Finance Document; or

         (b)      the occurrence of a Default; or

         (c) the enforcement of, or the preservation of any rights under, any Finance Document.

         Any amount payable to the Agent under this Clause will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Obligor, and is in addition to any fee paid or payable to the Agent under Clause 20 (Fees).

20.      FEES

20.1     AGENT'S FEE

         The Borrowers' Agent shall pay to the Agent for its own account an agency fee in the amount and on the dates agreed in the Fee Letter. The agency fee is payable annually in advance.

20.2     COMMITMENT FEE

(a) The Borrowers' Agent shall pay in Swiss Francs to the Agent for distribution to each Bank pro rata to the proportion its

         (i)      Tranche A Commitment bears to the Tranche A Total Commitments;
                  and

         (ii)     Tranche B Commitment bears to the Total Tranche B Commitments;

         from time to time a commitment fee computed at a rate of

         (i) in the case of Tranche A, 50 per cent. per annum of the applicable Margin per annum (calculated in accordance with Clause 8.5 (Calculation of Margin and utilisation fee) on the undrawn, uncancelled amount of that Bank's Commitment during the Tranche A Availability Period; and

         (ii) in the case of Tranche B, 0.15 per cent. per annum on the undrawn, uncancelled amount of the Bank's Commitment during the Tranche B Availability Period.

         For this purpose Advances are taken at their Original Swiss Franc
         Amount.

(b) The commitment fee referred to in (a) above shall be calculated and accrue from the Signing Date and shall be payable quarterly in arrears. Accrued commitment fee shall also be payable to the Agent for the relevant Bank(s) on the cancelled amount of its Tranche A Commitment or Tranche B Commitment, as the case may be, at the time the cancellation comes into effect.

20.3     MANAGEMENT FEE

         The Borrowers' Agent shall pay to the Agent for distribution to the Arrangers a management fee as stated in the Fee Letter.

20.4     UTILISATION FEE

(a) Each Obligor shall pay to the Agent in Swiss Francs, for distribution to each Bank a utilisation fee on the Original Swiss Franc Amount of all Advances outstanding on each day during any quarter in which the Utilisation fee is payable in accordance with Clause 20.4(b) at the rate per annum specified in Clause 8.5 (Margin and utilisation fee) above.

(b) The utilisation fee is calculated and accrues from the Signing Date and shall be payable:

(a) for Tranche A, in respect of each quarter during which the total aggregate amount of Tranche A Advances exceeds 50 per cent. of Tranche A Total Commitments; and

(b) for Tranche B, in respect of each quarter during which the total aggregate amount of Tranche B Advances exceeds 50 per cent. of the Tranche B Total Commitments,

         quarterly in arrears on the same date that the Commitment Fee referred to in Clause 20.2(b) above is paid. Accrued utilisation fee is also payable to the Agent for the relevant Banks on the Final Maturity Date.

20.5     VAT

         Any fee referred to in this Clause 20 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Obligor at the same time as it pays the relevant fee.

21.      EXPENSES

21.1     INITIAL AND SPECIAL COSTS

         The Company shall within 5 Business Days following demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees) incurred by either of them in connection with:-

         (a)      the negotiation, preparation, printing and execution of:-

                  (i) this Agreement and any other documents referred to in this Agreement; and

                  (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of a Borrower or, in the case of Clause 2.4 (Change of currency), the Agent, and relating to a Finance Document or a document referred to in any Finance Document.

21.2     ENFORCEMENT COSTS

         The Company shall within 5 Business Days following demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

22.      STAMP DUTIES

         The Company shall pay, and within 5 Business Days of demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

23.      INDEMNITIES

23.1     CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:-

         (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) that Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

23.2     OTHER INDEMNITIES

         The Company shall forthwith on demand (but payment to be made within 5 Business Days of demand) indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:-

         (a)      the occurrence of any Default;

         (b)      a change in currency of a country or the operation of Clause
                  2.4 (Change of currency), Clause 18.17 (Acceleration) or Clause 30 (Pro rata sharing);

         (c) a failure by an Obligor to pay any sum due under a Finance Document on its due date or any principal amount on a date otherwise than on the Maturity Date of the Designated Term (as defined in Clause 8.3) provided that in the case of a prepayment made in accordance with Clause 7.3 (Voluntary prepayment) or Clause 7.4 (Additional right of prepayment and cancellation) it is agreed that the Break Costs shall satisfy in full any claim that would otherwise be made in respect of those prepayments under this paragraph (c); or

         (d) an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) an Advance not being made after a Borrower has delivered a Request for that Advance.

         The Obligor's liability in each case includes any loss of Margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

24.      MITIGATION BY THE BANKS

24.1     MITIGATION

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 11 (Taxes), Clause 13 (Increased Costs) and Clause 14 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office (which steps will include the transfer of its rights, benefits and obligations under the Finance Documents to another financial institution acceptable to the Company and willing to participate in the Facility).

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

24.2     LIMITATION OF LIABILITY

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 24.1.

(b) A Finance Party is not obliged to take any steps under Clause 24.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

25.      EVIDENCE AND CALCULATIONS

25.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with the Finance Documents are prima facie evidence of the matters to which they relate.

25.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.3     CALCULATIONS

         Interest (including any applicable Mandatory Cost) and the fees payable under Clause 20.2 (Commitment fee) and Clause 20.4 (Utilisation Fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, in the case of interest payable on an amount denominated in Sterling or where market practice otherwise dictates, 365 days.

26.      AMENDMENTS AND WAIVERS

26.1     PROCEDURE

(a) Subject to Clause 26.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Borrowers' Agent and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

26.2     EXCEPTIONS

(a)      An amendment or waiver not agreed by a Bank and which relates to:-

         (i)     the definition of "MAJORITY BANKS" in Clause 1.1 (Definitions);

         (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clause 20.2 (Commitment fee) and Clause 20.4 (Utilisation fee));

         (iii)    an increase in that Bank's Commitment;

         (iv) a term of a Finance Document which expressly requires the consent of that Bank;

         (v) Clause 2.3 (Nature of Finance Party's rights and obligations), Clause 27.2 (Transfers by Banks), Clause 30 (Pro rata sharing) or this Clause 26 (Amendments and Waivers); or

         (vi) any release of the Company's liabilities under Clause 15 (Guarantee),

         is not binding on that Bank.

(b) An amendment or waiver which affects the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

26.3     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:-

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.      CHANGES TO THE PARTIES

27.1     TRANSFERS BY BORROWERS

         No Borrower may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

27.2     TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitment and/or rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK").

(b)      (i)      A transfer of part of a Commitment must be in a minimum amount of at least CHF10,000,000;

         (ii) except where an Event of Default has occurred which is continuing and which has been notified as a default to the Borrower's Agent, the prior consent of the Borrowers' Agent is required for any such assignment, transfer or novation, unless the New Bank is another Bank or an Affiliate of a Bank. However, the prior consent of the Borrowers' Agent must not be unreasonably withheld or delayed and will be deemed to have been given if, within five days of receipt by the Borrowers' Agent of an application for consent, it has not been expressly refused; and

         (iii) the assignment, transfer or novation is to an Approved Bank.

(c)      A transfer of obligations will be effective only if either:-

         (i) the obligations are novated in accordance with Clause 27.3 (Procedure for novations); or

         (ii) the New Bank confirms to the Agent and the Obligor that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitment and/or any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of CHF1500.

(f)      An Existing Bank is not responsible to a New Bank for:-

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:-

         (i) has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)      Nothing in any Finance Document obliges an Existing Bank to:-

         (i) accept a re-transfer from a New Bank of any of the Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause; or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by any Borrower of its obligations under the Finance Documents or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

(j)      If:

         (i) a Bank assigns or transfer or novates any of its rights or obligations under the Finance Documents; and

         (ii) as a result of circumstances existing at the date of the assignment, transfer, novation or change, an Obligor would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 11 (Taxes) or Clause 13 (Increased Costs), then the New Bank is only entitled to receive payment under those clauses to the same extent as the Existing Bank at the date of such assignment or transfer would have been if the assignment, transfer, novation or change had not occurred.

27.3     PROCEDURE FOR NOVATIONS

(a)      A novation is effected if:-

         (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 4 (a "Novation Certificate"); and

         (ii)     the Agent executes it.


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                                       58


(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorizes the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:-

         (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

27.4     RESIGNATION OF FICOMEXA

(a) The Borrowers' Agent may request that Ficomexa ceases to be a Borrower by delivering to the Agent a resignation letter in the form set out in
         Schedule 7 (Resignation Letter) (a "RESIGNATION LETTER").

(b) The Agent shall accept a Resignation Letter and notify the Borrowers' Agent and the Banks of its acceptance if:

         (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrowers' Agent has confirmed this is the case); and

         (ii) Ficomexa is under no actual or contingent obligations as a Borrower under any Finance Documents (and the Borrowers' Agent has confirmed that this is the case),

         whereupon Ficomexa shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

27.5     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

27.6     REGISTER

         The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

28.      DISCLOSURE OF INFORMATION

         A Bank may disclose on a confidential basis to any one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:-

         (a)      a copy of any Finance Document; and

         (b) any information which that Bank has acquired under or in connection with any Finance Document.

29.      SET-OFF

         A Finance Party may set off any matured obligation owed by a Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

30.      PRO RATA SHARING

30.1     REDISTRIBUTION

         If any amount owing by a Borrower under the Finance Documents to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "RECOVERY"), then:-

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

         (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

         (c) subject to Clause 30.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

         (d) the Agent shall treat the redistribution as if it were a payment by the Borrower concerned under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause
                  10.7 (Partial payments); and


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                                       60


         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and that Borrower will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

30.2     REVERSAL OF REDISTRIBUTION

         If under Clause 30.1 (Redistribution):-

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to a Borrower; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon, the subrogation in Clause 30.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

30.3     EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower concerned in the amount of the redistribution pursuant to Clause 30.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

31.      VAT

(a) All payments made by an Obligor under the Finance Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by the Agent or a Bank, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

(b) No payment or other consideration to be made or furnished by the Agent or a Bank, to an Obligor pursuant to or in connection with the Finance Documents or any transaction or document contemplated therein may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.


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                                       61



32.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.      NOTICES

34.1     GIVING OF NOTICES

         All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:-

         (a)      if by letter, when delivered personally or on actual receipt;

         (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

         (c) if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. A second copy of any notice to the Company is to be sent to the second address for the Company set out in Clause 34.2. A copy of any notice to Ficomexa is to be sent to the Company in accordance with the provisions of this Clause 34.1.

34.2     ADDRESSES FOR NOTICES

(a) The address, telex number and facsimile number of each Party (other than the Obligor and the Agent) for all notices under or in connection with the Finance Documents are:-

         (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)      The address, telex number and facsimile number of the Obligors are:-

         Adecco SA
         c/o Adecco Management and Consulting SA
         Rue de Langallerie 11
         PO Box 16
         CH-1000 Lausanne 4
         Switzerland

         Attn:             Paulo Mueller
         Fax No:  00 41 21 321 66 28

cc:      Adecco SA
         100 Redwood Shores Parkway
         Redwood City
         California CA 94065
         USA

         Attn:             Felix Weber
         Fax No:  00 1 650 610 1547

         Ficomexa Coordination Center SA
         Assesteenweg 65
         B-1740 Ternat
         Belgium

         Attn:             Erik van Assche
         Fax No:  00 32 2 583 91 12

         or such other as the Obligor may notify to the Agent by not less than five Business Days' notice.

(c)      The address, telex number and facsimile number of the Agent are:-

         Bank of America International Limited
         1 Alie Street
         London E1 8DE

         Attention:-       Loans Agency
         Fax No:  +44 208 313 2149

         or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)      All notices from or to a Borrower shall be sent through the Agent.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.


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                                       63


35.      LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:-

         (i)      in English; or

         (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

36.      JURISDICTION

36.1     SUBMISSION

         For the benefit of each Party, each other Party agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly irrevocably submits to the jurisdiction of the English courts.

36.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor:-

         (a) irrevocably appoints Adecco UK Limited of Adecco House, Elstree Way, Borehamwood, Hertfordshire WD6 1HY Attn: The Company Secretary as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

         (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned;

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices); and

         (d) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to the Borrowers.

36.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Obligor:-

         (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

36.4     NON-EXCLUSIVITY

         Nothing in this Clause 35 limits the right of a Finance Party to bring proceedings against a Borrower in connection with any Finance Document:-

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

37.      WAIVER OF IMMUNITY

         Each Borrower irrevocably and unconditionally:-

         (a) agrees that if a Finance Party brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets; and

         (b) waives any such right of immunity which it or its assets now has or may subsequently acquire.

38.      GOVERNING LAW

         This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                                                                            COMMITMENTS

BANKS                                                        COLUMN 1                         COLUMN 2
                                                       TRANCHE A COMMITMENTS           TRANCHE B COMMITMENTS
                                                                CHF                             CHF

Bank of America N.A.                                        64,000,008                       31,999,998

Societe Generale                                            64,000,008                       31,999,998

Banque Nationale de Paris                                   59,333,332                       29,666,667
(Switzerland) Ltd

Caisse Nationale des Caisses d'epargne et de                59,333,332                       29,666,667
Prevoyance

Credit Agricole d'Ile-de-France                             59,333,332                       29,666,667

Credit Agricole Indosuez                                    59,333,332                       29,666,667

Credit Lyonnais S.A.                                        59,333,332                       29,666,667

Credit Suisse First Boston, London Branch                   59,333,332                       29,666,667

Deutsche Bank Luxembourg S.A.                               59,333,332                       29,666,667

Fleet National Bank                                         59,333,332                       29,666,667

Fortis Bank NV/SA                                           59,333,332                       29,666,667

Natexis Banque                                              59,333,332                       29,666,667

National Westminster Bank Plc                               59,333,332                       29,666,667

Westdeutsche Landesbank Girozentrale Succursale             59,333,332                       29,666,667
de Paris

Banco Santander Central Hispano (Paris Branch)              30,000,000                       15,000,000

Paribas (Suisse) SA                                         30,000,000                       15,000,000

Barclays Bank                                               30,000,000                       15,000,000


                                       66



Mellon Bank, N.A.                                           30,000,000                       15,000,000

Banco Popolare di Bergamo - Credito Varesino                20,000,000                       10,000,000
s.c.r.l.
Succursale de Lyon

Banque Bruxelles Lambert (France)                           20,000,000                       10,000,000

                                                         -----------------               -----------------

                                           TOTAL           1,000,000,000                    500,000,000
                                                        ------------------               ------------------

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                    TO BE DELIVERED BEFORE THE FIRST ADVANCE

1.       A copy of the constitutional documents of each Obligor.

2. A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3. A specimen of the signature of each person authorized to sign this Agreement on behalf of each Obligor and to sign and/or despatch all documents and notices to be signed and/or despatched by each Obligor under or in connection with this Agreement.

4. Evidence that the process agents referred to in Clause 36.2 (Service of process) has/have accepted its/their appointment(s) under that Clause.

5. A copy of any other authorization or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

6. A certificate of an authorized signatory of the Obligor certifying that each copy document delivered under this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

7.       (a)      A legal opinion of Schmocker & Scheurer, legal advisers in
                  Switzerland to the Company, addressed to the Finance Parties;

         (b) a legal opinion of Stibbe Simont Monahan Duhot, legal advisers in Belgium to Ficomexa, addressed to the Finance Parties; and

         (c) a legal opinion of Allen & Overy, legal advisers in England to Arrangers and the Agent, substantially in the form distributed to the Banks prior to signing this Agreement, addressed to the Finance Parties.

         (d) a legal opinion of Loeff Claeys Verbeke, legal advisers in Belgium to the Arrangers and the Agent, substantially in the form distributed to the Banks prior to signing this Agreement, addressed to the Finance Parties.

         (e) a legal opinion of Niederer Kraft & Frey, legal advisers in Switzerland to the Arrangers and the Agent substantially in the form distributed to the Banks prior to signing this Agreement, addressed to the Finance Parties.

                                   SCHEDULE 3

                                 FORM OF REQUEST

To:      BANK OF AMERICA INTERNATIONAL LIMITED as Agent

From:    [ADECCO SA/FICOMEXA COORDINATION CENTER SA]

                                                              Date: [          ]

               ADECCO SA CHF[AMOUNT] CREDIT AGREEMENT dated [DATE]

1.       We wish to borrow a [Tranche A/Tranche B] Advance as follows:-

         (a)      Drawdown Date: [            ]

         (b)      Amount: [              ]

         (c)      Currency: [            ]

         (d)      Term: [              ]

         (e)      Payment instructions: [             ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.



By:

[ADECCO SA/FICOMEXA COORDINATION CENTER SA]

Authorized Signatory

                                   SCHEDULE 4

                          FORM OF NOVATION CERTIFICATE

To:      BANK OF AMERICA INTERNATIONAL LIMITED as Agent

From:    [THE EXISTING BANK] and [THE NEW BANK]                  Date: [       ]

            ADECCO SA CHF1,500,000,000 CREDIT AGREEMENT DATED [DATE]

We refer to Clause 27.3 (Procedure for novations).

1. We [ ] (the "EXISTING BANK") and [ ] (the "NEW BANK") agree to the Existing Bank and the New Bank novating the Existing Bank's Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 27.3 (Procedure for novations).

2. The specified date for the purposes of Clause 27.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

4. Each New Bank warrants that it is an Approved Bank as at the date it executed this Certificate.

5.       This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                 COMMITMENT/RIGHTS AND OBLIGATIONS TO BE NOVATED

                            [Insert relevant details]

[Existing Bank]                                      [New Bank]

By:                                                  By:

Date:                                                Date:

[New Bank]

[Facility Office                                     Address for notices]

[AGENT]

By:

Date:

                                   SCHEDULE 5

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

        (a)       in relation to a sterling Advance:

                        AB + C(B - D) + E x 0.01
                        ------------------------per cent. per annum
                              100 - (A + C)

        (b) in relation to a Advance in any currency other than sterling:


                                   E x 0.01
                                   --------per cent. per annum.
                                     300

        Where:

         A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Term to that Bank.

         C is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

         E is the rate of charge payable by that Banks to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per L1,000,000 of the Fee Base of that Bank.

5.       For the purposes of this Schedule:

         (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

         (c) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Lender:

         (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

         (b) any other information that the Agent may reasonably require for such purpose.

         Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Bank for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Company and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 6

                         SCHEDULE OF SECURITY INTERESTS


-------- ----------------------- ------------------------ --------------------------------- ----------------------------
NO.      COMPANY                  MAXIMUM                  TYPE OF SECURED ASSETS            SECURITY HOLDER
         GRANTING SECURITY        PRINCIPAL AMOUNT
                                  SECURED(WHETHER
                                  UTILISED OR NOT)
-------- ----------------------- ------------------------ --------------------------------- ----------------------------

1.       Ficomexa Coordination   301,000,000 BeF          General Security Agreement        Generale de Banque
         Center
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
2.       Ecco Servicios de       MXP 901,923              Blocked Account                   Banco Inverlat
         Personal, SA de CV
         (Mexico)
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
3.       TS Consultants B.V.     NLG 3,811,000            (i)  pledge of receivables and    Generale Bank
         (Netherlands)                                         assets

                                                          (ii) subordination and
                                                               pledge of NLG
                                                               785,000 loan
                                                               given by Adecco
                                                               Nederland Bebeer
                                                               BV
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
4.       Adecco Berk             NLG 1,270,000            Pledge of receivables             Rabobank
         (Netherlands)
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
5.       Serviat Welten          NLG 500,000              Pledge of receivables             Rabobank
         (Netherlands)
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
6.       Van Heijningengroep     NLG 350,000              Pledge of assets and receivables  Rabobank
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
7.       Adecco Societa di       ITL 700,000,000          Blocked Account                   Banca Popolare Commercio e
         Fornitura de Lauoro                                                                Industria
         Temporareo SpA (Italy)
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
8.       Roevin Technical        Cdn$1,700,000            (i)  All assets except real       Royal Bank of Canada
         People Limited                                        property
         (Canada)

                                                          (ii) General Assignment of Book
                                                               Debts
-------- ----------------------- ------------------------ --------------------------------- ----------------------------


-------- ----------------------- ------------------------ --------------------------------- ----------------------------
NO.      COMPANY                  MAXIMUM                  TYPE OF SECURED ASSETS            SECURITY HOLDER
         GRANTING SECURITY        PRINCIPAL AMOUNT
                                  SECURED(WHETHER
                                  UTILISED OR NOT)
-------- ----------------------- ------------------------ --------------------------------- ----------------------------


9.       Roevin Management       L800,000                 (i)  Individual Company           Royal Bank of Canada
         Services Limited                                      Debentures
         Professional and
         Technical Resources
         Limited, Roevin KPJ                              (ii) Legal Charges on four
         Limited and TAD                                       properties owned by Roevin
         Technical Services                                    Management Services Limited
         Limited

                                                         (iii) Fixed and Floating
                                                               Charge over all assets of
                                                               Roevin Management Services
                                                               Limited

-------- ----------------------- ------------------------ --------------------------------- ----------------------------
10.      Adecco Argentina        US$36,000                Blocked Account                   Banco de la Nacion
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
11.      Adecco Colombia         US$80,000                Personal Guarantee of General     Banco de Bogota
                                                          Manager


                                 US$80,000                Personal Guarantee of General     Banco de Occidente
                                                          Manager
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
12.      Adecco Australia Group  Aus$1,143,063             Blocked Deposit                  Commonwealth Bank of
                                                                                            Australia
-------- ----------------------- ------------------------ --------------------------------- ----------------------------
-------- ----------------------- ------------------------ --------------------------------- ----------------------------

13.      Adecco Career Staff     Y210,000,000              Pledge of 50,000 shares of       Asahi Bank Kojimachi
         Ltd (Japan)                                      Asahi Bank


                                 Y300,000,000              Pledge of 10,000 IBJ Shares      Industrial Bank of Japan


                                 Y200,000,000              Mortgage of property owned       Sanwa Bank

                                 Y255,000,000              Mortgage of real estate          Sanwa Bank

                                 Y75,000,000              (i)  Mortgage over                Nippon Life Insurance
                                                               Higashi-Kurume Corporate
                                                               Apartment

                                                          (ii) Pledge of shares of
                                                               Yokohama Bank, Hyakujushi
                                                               Bank, Tokyo-Mitsubishi
                                                               Bank and Sakura Bank
-------- ----------------------- ------------------------ --------------------------------- ----------------------------


-------- ----------------------- ------------------------ --------------------------------- ----------------------------
NO.      COMPANY                  MAXIMUM                  TYPE OF SECURED ASSETS            SECURITY HOLDER
         GRANTING SECURITY        PRINCIPAL AMOUNT
                                  SECURED(WHETHER
                                  UTILISED OR NOT)
-------- ----------------------- ------------------------ --------------------------------- ----------------------------

14.      Adia Services, Inc.                              Under the securitisation
                                                          arrangements relating to the
                                                          outright sale of the
                                                          receivables of Adia Financial
                                                          Services Inc as is common in
                                                          arrangements of this type,
                                                          there is a fallback clause such
                                                          that if the sale transaction is
                                                          recharacterised as a financing,
                                                          it will then take effect as a
                                                          security agreement conferring
                                                          security over the receivables
                                                          sold and related rights and
                                                          collections by Adia Financial
                                                          Services Inc in favour of
                                                          Enterprise Funding
                                                          Corporation.  In addition a
                                                          floating charge security
                                                          interest has been granted by
                                                          Adia Financial Services Inc
                                                          over the receivables acquired
                                                          to Enterprise Funding
                                                          Corporation.
-------- ----------------------- ------------------------ --------------------------------- ----------------------------

                                   SCHEDULE 7

                           FORM OF RESIGNATION LETTER

To:      BANK OF AMERICA INTERNATIONAL LIMITED as Agent

From:    [ADECCO SA AND FICOMEXA COORDINATION CENTER SA

Dated:

Dear Sirs

                         ADECCO S.A. - CHF1,500,000,000

                     DATED [     ] (THE "FACILITY AGREEMENT")

1. Pursuant to Clause 27.4 (Resignation of Ficomexa), we request that Ficomexa be released from its obligations as a Borrower under the Facility Agreement.

2.       We confirm that:

         (a) no Default is continuing or would result from the acceptance of this request; and

         (b) Ficomexa is under no actual or contingent obligations as a Borrower under any Finance Documents.

3. This letter is governed by English law.

         Adecco S.A.                      Ficomexa Coordination Center SA

By:                                By:

                                   SIGNATORIES

GUARANTOR

ADECCO SA

By:      ITS LAWFUL ATTORNEYS
         /S/JOHN BOWMER
         /S/FELIX WEBER

BORROWERS

ADECCO SA

By:      ITS LAWFUL ATTORNEYS
         /S/JOHN BOWMER
         /S/FELIX WEBER

FICOMEXA COORDINATION CENTER SA

By:      ITS LAWFUL ATTORNEYS
         /s/JOHN BOWMER
         /s/FELIX WEBER

ARRANGERS

BANK OF AMERICA INTERNATIONAL LIMITED

By:      /s/MARTIN CROCKER

SOCIETE GENERALE

By:      /s/MATHILDE CLAUDON

BANKS:

BANK OF AMERICA N.A.

By:      /s/MARTIN CROCKER

SOCIETE GENERALE

By:      /s/MATHILDE CLAUDON

BANQUE NATIONALE DE PARIS
(SWITZERLAND) LTD

By:      /s/MATHILDE CLAUDON

CAISSE NATIONALE DES CAISSES D'EPARGNE ET DE PREVOYANCE

By:      /s/MATHILDE CLAUDON

CREDIT AGRICOLE INDOSUEZ

By:      /s/MATHILDE CLAUDON

CREDIT AGRICOLE D'ILE-DE-FRANCE

By:      /s/MATHILDE CLAUDON

CREDIT LYONNAIS S.A.

By:      /s/MATHILDE CLAUDON

CREDIT SUISSE FIRST BOSTON, LONDON BRANCH

By:      /s/MATHILDE CLAUDON

DEUTSCHE BANK LUXEMBOURG S.A.

By:      /s/MATHILDE CLAUDON

FLEET NATIONAL BANK

By:      /s/MARTIN CROCKER

FORTIS BANK NV/SA

By:      /s/MARTIN CROCKER

NATEXIS BANQUE

By:      /s/MARTIN CROCKER

NATIONAL WESTMINSTER BANK PLC

By:      /s/MARTIN CROCKER

WESTDEUTSCHE LANDESBANK GIROZENTRALE SUCCURSALE DE PARIS

By:      /s/MARTIN CROCKER

BANCO SANTANDER CENTRAL HISPANO (PARIS BRANCH)

By:      /s/ALAIN SEBAHOUN                           IGNACIO DEL CAMPO
                                                              [JOEL BAIRD]

PARIBAS (SUISSE) SA

By:      /s/MARTIN CROCKER

BARCLAYS BANK PLC

By:      /s/MARTIN CROCKER

MELLON BANK, N.A.

By:      /s/MARTIN CROCKER

BANCO POPOLARE DI BERGAMO - CREDITO VARESINO S.C.R.L.
SOCCURSALE DE LYON

By:      /s/MARTIN CROCKER

BANQUE BRUXELLES LAMBERT (FRANCE)

By:      /s/MARTIN CROCKER




AGENT

BANK OF AMERICA INTERNATIONAL LIMITED

By:      /s/MARTIN CROCKER